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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                              CURRENT REPORT,
                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT - APRIL 7, 1997
                     (Date of Earliest Event Reported)

                           STERLING VISION, INC.
             (Exact Name of Registrant as Specified in Charter)

          NEW YORK                      1-14128                11-3096941
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                      Identification No.)

                          1500 HEMPSTEAD TURNPIKE
                        EAST MEADOW, NEW YORK 11554
                  (Address of Principal Executive Offices)

                               (516) 390-2100
            (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

                  On April 1, 1997, the Company, pursuant to the terms of that certain Agreement and Plan of Reorganization, dated as of February 19, 1997, as amended (the "Plan"), among the Company and Messrs. David, Alan and Sidney Singer (collectively, the "Shareholders"), purchased all of the issued and outstanding shares of the capital stock of Singer Specs, Inc. ("SSI") which, as of the date of closing (the "Closing") was: (i) the owner and operator of four (4) retail optical stores located in the States of Pennsylvania and New Jersey (collectively, the "Company Stores"); (ii) the franchisor of an additional 27 retail optical stores located (and/or in the process of being constructed) in the States of Pennsylvania, Delaware, New Jersey, Virginia and the U.S. Virgin Islands; and (iii) the owner of a three story retail/office building located in Philadelphia, Pennsylvania.

                  In connection with the Closing, the following occurred:

                  1. The Shareholders conveyed all of their capital stock in SSI to the Company, free and clear of any and all claims, liens and/or encumbrances, in exchange for 305,747 shares of the Company's Common Stock (collectively, the "Shares"), subject to possible adjustment as set forth in the Plan;

                  2. All of the assets of SSI (other than its franchised accounts and notes receivable, certain of its leases, its POS system, its franchise and related agreements, its books and records, and its good will and other intangible assets) were conveyed to corporations owned by the Shareholders which, simultaneously therewith, converted each of the Company Stores to franchised Sterling Optical Centers;

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                  3. The Company made an intercompany loan to SSI, in the
amount of $300,000, which sum was used by SSI to pay a portion of its liabilities existing as of the Closing, the balance of which liabilities were assumed by corporations owned by the Shareholders, who also personally guaranteed the repayment of same; and

                  4. The Shareholders pledged back to the Company substantially all of the Shares to secure their continuing obligations under the Plan.

                  In addition to the foregoing, the Plan: (i) requires the Company to file, with the U.S. Securities and Exchange Commission, a registration statement seeking registration of all of the Shares; (ii) restricts the Shareholders, from time to time, from selling a portion of such Shares, all as set forth in the Plan; and (iii) requires the Company to pay to the Shareholders, under certain circumstances, the difference between the market price of its Common Stock (upon which the purchase price was calculated) and the selling price of any such Shares sold by such Shareholders.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.      DOCUMENT

10.70            Eleventh Amendment and Waiver, dated
                 April 1, 1997, to the Credit Agreement
                 between the Company and Chase Manhattan
                 Bank.

10.71 Agreement and Plan of Reorganization, dated February 19, 1997, as amended, among the Company and Messrs. David, Alan and Sidney Singer.


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                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                STERLING VISION, INC.

                                By: /s/Robert Greenberg
                                    ------------------------
                                    Name: Robert Greenberg
                                    Title: President and Chief
                                           Executive Officer

Date:  April 7, 1997

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